Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, which pertains to the 2006 Equity Compensation Plan of Enova Systems, Inc., of our report dated March 14, 2007, relating to the financial statements as of December 31, 2006 and for the year then ended, which are included in the Annual Report on Form 10-K filed by Enova Systems, Inc. on April 2, 2007.
/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP
Irvine, California
May 15, 2007